UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 24, 2019

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 24, 2019, WPX Energy, Inc. (the “Company”) completed a $600 million registered offering (the “Offering”) of its 5.250% Senior Notes due 2027 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-221301) (the “Registration Statement”) of the Company, and the prospectus supplement dated September 10, 2019 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 12, 2019.

The Notes were issued under an Indenture, dated as of September 8, 2014 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of September 24, 2019 (the “Fourth Supplemental Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 5.250% per annum and were priced at 100.000% of par. The Notes will pay interest semi-annually in cash in arrears on April 15 and October 15 of each year commencing on April 15, 2020. The Notes will mature on October 15, 2027. At any time prior to October 15, 2022, the Company may, on one or more occasions and subject to certain conditions described in the Indenture, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.250% of the principal amount of the Notes redeemed with an amount of cash not greater than the net proceeds that the Company raises in certain equity offerings, as described in the Indenture. The Company also has the option, at any time prior to October 15, 2022, on one or more occasions, to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a specified “make whole” premium as described in the Indenture. At any time on or after October 15, 2022, the Company may, on one or more occasions, redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which was filed as an exhibit to the Registration Statement, and the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K. Each of the foregoing documents is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of September 24, 2019, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

September 24, 2019